UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 19, 2026

ZURN ELKAY WATER SOLUTIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35475	20-5197013
(State of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

511 W. Freshwater Way			53204
Milwaukee,	Wisconsin
(Address of Principal Executive Offices)			(Zip Code)

(855) 480-5050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $.01 par value	ZWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 19, 2026 (the “Effective Date”), Zurn Elkay Water Solutions Corporation's (the “Company”) subsidiaries ZBS Global, Inc., Zurn Holdings, Inc., Zurn LLC, and EMC Water LLC, as Borrowers (collectively, the “Borrowers”), the other loan parties thereto, the lenders from time to time party thereto, and UBS AG, Stamford Branch, as former administrative agent and former collateral agent, and JPMorgan Chase Bank, N.A., as successor administrative agent and successor collateral agent, entered into Amendment No. 3 (the “Amendment”) to the Fourth Amended and Restated First Lien Credit Agreement, dated as of October 4, 2021 (the “Credit Agreement”). The Amendment refinances the existing revolving facility amounts outstanding under the Credit Agreement as of the Effective Date and increases the capacity of the revolving credit facility under the Credit Agreement from $200 million to $550 million, available to be drawn from time to time in the forms and amounts, and subject to the limits, set forth in the Credit Agreement, as amended by the Amendment. The Amendment also modifies certain ratios and definitions applicable to capacity increases and borrowing abilities and revises the applicable interest rate margins and commitment fees based on the Borrowers’ net first lien leverage ratio. The maturity date for the new revolving credit facility is February 19, 2031. Following the Effective Date, the Company will have $540.1 million of additional borrowing capacity under the revolving credit facility and $9.9 million of outstanding letters of credit.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3, dated as of February, 19, 2026, to the Fourth Amended and Restated First Lien Credit Agreement by and among ZBS Global, Inc., Zurn Holdings, Inc., Zurn LLC, and EMC Water LLC, the other loan parties thereto, the lenders from time to time party thereto, and UBS AG, Stamford Branch, as former administrative agent and former collateral agent, and JPMorgan Chase Bank, N.A., as successor administrative agent and successor collateral agent*

104	Cover Page Inline XBRL data embedded within the Inline XBRL document
* Schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and/or 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Zurn Elkay Water Solutions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of February, 2026.

ZURN ELKAY WATER SOLUTIONS CORPORATION

BY:	/s/ DAVID J. PAULI
David J. Pauli
Chief Financial Officer